Exhibit 99.7

CHANGE IN CONTROL AGREEMENT

This Change in Control Agreement is made as of the 31st day of December, 2006, by and between AMERICANWEST BANK, a state-chartered bank with headquarters in Spokane, Washington (hereinafter referred to as “Bank”) and WADE GRIFFITH, an individual (hereinafter referred to as “Officer”).

RECITALS

WHEREAS, Officer is currently Senior Vice President/Chief Information Officer of Bank; and

WHEREAS, Officer and Bank entered into that certain Executive Salary Continuation Agreement dated March 1, 2003 (the “2003 Agreement”), and each desire that any payments made thereunder comply with Section 409A of the Code, which was enacted subsequently to the 2003 Agreement; and

WHEREAS, Officer desires to obtain certain assurances that he will be protected in the manner set forth in this Agreement in the event of a Change in Control (as defined in Section 1(e), below) of Bank, and Bank is willing to provide such assurances to Officer in order to encourage him to maintain continued employment with Bank;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

SECTION 1. Definitions. As used in this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

         (a)     “Aggregate Payments” has the meaning ascribed to such term in Section 2(e)(1), below.

         (b)     “AWBC” means AmericanWest Bancorporation, the parent holding company of Bank.

        (c)      “Bank” includes any Successor.

        (d)      “Cause” means any of the following:

                     (1) dishonesty or theft;

                     (2) conviction of a criminal offense in connection with the performance of his duties, or any felony;

                     (3) insubordination, gross negligence in the performance of or willful failure to discharge assigned duties or comply with applicable policies (including but not limited to a conflict of interest policy) or banking law;

                     (4) harassment of fellow employees or customers;

                     (5) possession of unauthorized weapons or firearms (loaded or unloaded) on Bank premises;

                     (6) chronic alcoholism or controlled substance abuse, as determined by a doctor mutually acceptable, and continuing failure by Officer to commence and pursue with due diligence appropriate treatment for same in accordance with such doctor’s recommendations;

                     (7) failure to qualify for a required surety bond at any time during his employment; or

                     (8) conduct that is demonstrably and significantly harmful to Bank or AWBC, as reasonably determined by Bank’s Board of Directors on advice from legal counsel.

         (e)         “Change in Control” means a change “in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of Bank or AWBC within the meaning of Section 280G of the Code; provided, however, that an internal reorganization of AWBC and its subsidiaries shall not constitute a Change in Control.

         (f)         “Change in Control Benefit” has the meaning ascribed to such term in Section 2(a), below.

         (g)        “Code” means the Internal Revenue Code of 1986, as amended.

         (h)        “Confidential Information” has the meaning ascribed to such term in Section 3(a), below.

         (i)         “Excess Parachute Payment” has the meaning ascribed to such term in Section 280G(b)(2)(A) of the Code.

         (j)          “Installment  Period” has the meaning ascribed to such term in Section 2(b),below.

         (k)         “Restricted  Period” means the one (1) year period immediately following a termination of Officer’s employment with Bank for any reason.

         (l)          “Successor” means any person, firm, corporation or other entity that, as a result of a Change in Control, is the surviving bank in a merger with Bank.

        (m)         “Total Compensation” means Officer’s base salary plus bonus, in each case before salary deferrals.

SEC. 2. Change in Control.

     (a) Change in Control Benefit. If, following the public announcement of a proposed Change in Control, Officer remains in the employ of Bank until the effective date of such Change in Control (unless earlier termination is mutually agreed to between Officer and Successor), and the Successor does not offer Officer a position with Successor:

         (1) having duties and responsibilities reasonably comparable to those performed by him at the time of commencement of discussions leading to the Change in Control (it being understood and agreed, however, that Officer’s title, duties and responsibilities in such position need not be exactly the same as those with Bank);

       (2) in which Officer’s principal office will be located within a radius of fifty (50) miles from his principal office immediately preceding the Change in Control;

       (3) with salary and benefits reasonably comparable to those received by Officer from Bank over the twelve (12) months immediately preceding the Change in Control; and

       (4) which offer includes Successor’s agreement that, in the event Officer’s employment with Successor is terminated without Cause at any time within one (1) year following the effective date of the Change in Control, Officer will be entitled to the Change in Control Benefit,

Officer shall be entitled to receive (A) an amount equal to the Total Compensation paid to Officer by Bank during the twelve (12) months immediately preceding the effective date of the Change in Control, (B) immediate acceleration of vesting of all unvested stock options and/or restricted stock awards previously granted to Officer by Bank such that all such grants shall fully vest in Officer as of the effective date of the Change in Control, and (C) immediate vesting of 100% of the benefits set forth in Paragraph IV of the 2003 Agreement (collectively, the “Change in Control Benefit”).

    b)     Payments.

        (1) Except as otherwise provided in paragraph (2) of this subdivision (b) or paragraph (1) of subdivision (e) of this Section, any payment to which Officer is entitled pursuant to this Agreement shall be paid in equal monthly installment payments over the Restricted Period (the “Installment Period”) or, in the event

Officer is entitled to such payment for reasons other than a termination of employment, in a single installment within forty-five (45) days following the earlier of the effective date of a Change in Control or the last day on which he performs services as an employee of Bank, in either case with no percent value or other discount.

             (2) Any portion of the Change in Control Benefit attributable to the 2003 Agreement, including payment thereof, shall be governed by the provisions of that agreement, except as otherwise provided in paragraph (1) of subdivision (e) of this Section.

     (c) Death; Voluntary Termination. In the event that Officer (i) dies, (ii) voluntarily terminates his employment prior to the effective date of the Change in Control (except where such earlier termination is mutually agreed to between Officer and Successor), or (iii) is offered employment with Successor which meets the criteria set forth in Section 2(a) and Officer elects not to accept such offer, Officer shall not be entitled to any Change in Control Benefit under this Agreement.

     (d) No Mitigation. Officer shall not be required to mitigate the amount of any payment contemplated by Section 2(a) by seeking new employment or otherwise, and no such payment shall be reduced by earnings that Officer may receive from any other source.

     (e) Payment of Certain Severance Benefits. It is the intention of the parties to this Agreement that, in the event Officer is entitled to a Change in Control Benefit pursuant to this Agreement as a result of termination of his employment with either Bank or Successor, such Change in Control Benefit shall (A) be paid in accordance with the terms of Section 2(b) to the greatest extent possible, and (B) either be exempt from, or otherwise comply with, Section 409A of the Code. To that effect, therefore, the parties agree to the following provisions, as applicable:

             (1) To the extent the Change in Control Benefit is subject to Section 409A of the Code and Officer is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the Change in Control Benefit shall be delayed for six (6) months following Officer’s termination of employment (or until the earlier death of Officer) and the first installment payment made in the seventh month following termination of employment shall equal the aggregate installment payments (the “Aggregate Payments”) Officer would have received during the first six months of the Installment Period, plus the payment Officer is otherwise entitled to receive for the seventh month of the Installment Period, provided payment of the Aggregate Payments in the seventh month does not subject Officer to additional tax under Section 409A of the Code.

             (2) To the extent the Change in Control Benefit is subject to Section 409A of the Code, and Bank or Officer reasonably believes, at any time, that such

Change in Control Benefit does not comply with such Section 409A, it will promptly advise the other and each hereby agrees to negotiate reasonably and in good faith to amend the terms of this Agreement such that it so complies (with the most limited possible economic effect on each of Bank and Officer and with the intent to preserve payment of a meaningful portion of the Change in Control Benefit over the Installment Period).

         (f) Excess Parachute Payment Considerations. Notwithstanding anything in this Agreement to the contrary, if the total of the payments made to Officer under this Agreement, together with any other payments or benefits received from Bank (including but not limited to amounts attributable to the 2003 Agreement), will be an amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Code, then the payment due under Section 2(a) shall be reduced to the largest amount that will result in no portion of Change in Control Benefit payments under this Agreement being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the Change in Control Benefit payments pursuant to this paragraph shall be made by mutual agreement of Officer and Bank or if no agreement is possible, by Bank’s accountants.

SEC. 3. Confidentiality and Nonsolicitation.

         (a) Confidentiality. Officer agrees to comply fully with Bank’s policies relating to nondisclosure of Bank’s confidential information, trade secrets and proprietary information and processes, including but not limited to information regarding Bank’s subsidiaries, affiliates, customers and prospective customers (collectively, “Confidential Information”). Without limiting the generality of the foregoing, Officer will not, under any circumstances and whether during or after his employment with Bank, (A) disclose any Confidential Information to any person, firm, corporation, association or other entity not affiliated with Bank for any reason or purpose whatsoever, or (B) make use of any Confidential Information for his own purposes or for the benefit of any person, firm, corporation or other entity (except Bank or an affiliate of Bank). Confidential Information shall not be deemed to include information which is:

             (1) publicly known (or becomes publicly known) without the fault or negligence of Officer;

             (2) received from a third party without restriction and without breach of this Agreement;

             (3) approved for release by written authorization of Bank; or

             (4) required to be disclosed by applicable laws or regulations, any judicial or administrative authority or stock exchange rule or regulation; provided, however, that in the event of a proposed disclosure pursuant to this paragraph (4), Officer shall give Bank prior written notice before such disclosure is made.

         (b) Nonsolicitation. During the Restricted Period, Officer will not, directly or indirectly, solicit or attempt to solicit:

             (1) any customer of Bank to either (A) participate in any manner with any financial institution or trust company (including without limitation, any start-up financial institution or trust company in formation) that, as of the date of termination of Officer’s employment for any reason, competes with Bank within 150 miles of any location at which the Bank is engaged in the business of banking, or (B) remove its business from Bank; or

            (2) any employee of Bank or AWBC to leave his or her employment.

        (c) Survival. This Section shall survive the expiration or any earlier termination of this Agreement.

SEC. 4. Assignment.

         (a) By Bank. This Agreement may and shall be assigned or transferred to, and shall be binding upon and inure to the benefit of, any Successor of Bank, and any such Successor shall be deemed substituted for Bank for all purposes of this Agreement. Except as herein provided, Bank may not otherwise assign this Agreement.

         (b) By Officer. This Agreement shall inure to the benefit of and be enforceable by Officer’s personal or legal representatives, executors and administrators, heirs, distributees, devisees and legatees. If Officer should die while any amounts payable to Officer hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Officer’s devisees, legatee or other designees, or, in the absence of such, to Officer’s estate. This Agreement is not otherwise assignable by Officer.

SEC. 5. Jurisdiction; Venue; Mandatory Arbitration. Any legal action brought to resolve disputes arising out of this Agreement, or any amendments thereto, shall be commenced in the Spokane County Superior Court in the state of Washington and shall be resolved in accordance with the Superior Court Mandatory Arbitration Rules and the Spokane County Local Rules for Mandatory Arbitration, if any, with the parties agreeing to waive the jurisdictional limits. The decision of the arbitrator shall be binding on the parties, and the parties waive the right of de novo appeal from such decision.

     It is agreed that the arbitrator shall award to the prevailing or substantially prevailing party all fees incurred by such party with regard to such arbitration, including reasonable legal, accounting and expert witness fees. If the arbitrator determines that there is no prevailing or substantially prevailing party, each party shall bear its own legal, accounting and expert witness fees.

SEC. 6. No Contract of Employment. This Agreement does not constitute a contract of employment. No contract of employment exists between Bank and Officer, and Officer understands and acknowledges that he is an “at-will” employee of Bank.

SEC. 7  Miscellaneous.

         (a) Construction. Defined terms used in this Agreement are capitalized and, where not expressly defined in a separate section of this Agreement, are defined as set forth in Section 1. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         (b) Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between Officer and the Bank with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto, other than the 2003 Agreement which shall remain in force without change except as provided in Section 2(b)(2) of this Agreement.

         (c) Modification. This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

         (d) Severability. In the event any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

         (f) Tax Withholding. Bank may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         (g) Beneficiaries. Officer may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to Bank. Officer may make or change such designation at any time.

         (h) Advice of Counsel. Before signing this Agreement, Officer either (i) consulted with and obtained advice from his independent legal counsel in respect to the legal nature and operation of this Agreement, including its impact on his rights, privileges and obligations, or (ii) freely and voluntarily decided not to have the benefit of such consultation with and advice of legal counsel.

         (i) Governing Law. To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the internal laws of the state of Washington.

     IN WITNESS WHEREOF, Officer and Bank have executed this Agreement, as of the day and year first above written.

OFFICER	AMERICANWEST BANK
___________________________	By:___________________________
Wade Griffith	Robert M. Daugherty President & CEO